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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)        June 1, 2005
                                                ------------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

         MISSOURI                    0-13880                  43-1313242
(State of Incorporation)      (Commission File No.)         (IRS Employer
                                                          Identification No.)


201 Evans Lane, St. Louis, Missouri                             63121
(Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code: (314) 553-4000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement.

                  On June 16, 2005, the Company entered into a consulting agreement with an effective date of June 1, 2005, between the Company and Ronald W. Davis (the "Consulting Agreement"). Immediately prior to the effectiveness of the Consulting Agreement, Mr. Davis was employed by the Company as its President, Business Development.

                  Consulting Agreement
                  --------------------

                  Pursuant to the terms of the Consulting Agreement, Mr. Davis will provide consulting and advisory services pertaining to the business and operations of the Company. He will assist with the transition of the successor President, Business Development and shall perform such other duties and responsibilities as may be requested by the Company's Chief Executive Officer and Board of Directors.

                  The initial term of the Consulting Agreement commenced June 1, 2005 and continues through May 31, 2006 (the "Initial Term"). Thereafter, the Consulting Agreement automatically renews for successive one year periods unless terminated by either party upon written notice at least 30 days prior to the expiration of the Initial Term or any renewal term, as the case may be. The Consulting Agreement terminates prior to the expiration of the Initial Term or a renewal term upon the death or disability of Mr. Davis. Mr. Davis also may terminate the Agreement upon at least 30 days notice to the Company. The Company may terminate the Agreement at any time with or without cause.

                  Mr. Davis' consulting fee under the Consulting Agreement is $210 per hour, or $1,680 per day when services are performed for eight or more hours on a given day. The Consulting Agreement provides that upon a termination by the Company without cause, the Company will pay Mr. Davis twelve consecutive monthly installments of $14,333.

                  In addition to the consulting fee, Mr. Davis is entitled to: (a) reimbursement of reasonable and necessary expenses incurred in the interest of the business of the Company;
                  (b) a car allowance of not less than $1,000 per month;
                  and (c) participation in the Company's medical and dental insurance programs along with his spouse for the duration of his life and the life of his spouse on the same basis as executives of the Company who are entitled to participate in the same.

                  The Consulting Agreement also contains non-compete and non-diversion covenants that extend for so long as the Consulting Agreement is in effect and for a two year period after termination of the Consulting Agreement.

                  The description of the Consulting Agreement is qualified in its entirety by reference to the complete agreement that is attached as Exhibit 10.1 hereto and is incorporated herein by reference.


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Item 5.02         Departure of Directors or Principal Officers; Election of
                  Directors; Appointment of Principal Officers.

                  Ronald W. Davis retired from the Board of Directors of the Company effective June 1, 2005.

Item 9.01         Financial Statements and Exhibits.

                  (c) The following exhibit is filed as part of this report:

                  Exhibit Number                    Description
                  --------------                    -----------
                       10.1 Consulting Agreement dated June 1, 2005 by and between Engineered Support Systems, Inc. and Ronald W. Davis.



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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ENGINEERED SUPPORT SYSTEMS, INC.

Date:  June 22, 2005                 BY: /s/ Gary C. Gerhardt
     -----------------                  ----------------------------
                                             Gary C. Gerhardt
                                             Vice Chairman and Chief
                                             Financial Officer



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                                EXHIBIT INDEX

                   Exhibit Number                  Description
                   --------------                  -----------

                         10.1 Consulting Agreement dated June 1, 2005 by and between Engineered Support Systems, Inc. and Ronald W. Davis.